INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Hansen Natural Corporation on Form S-8 of our report dated March 13, 2003 included in the Annual Report on Form 10-K of Hansen Natural Corporation for the year ended December 31, 2002.



/s/ DELOITTE & TOUCHE LLP


Costa Mesa, California
February 4, 2004